Exhibit 99.1

Harbor Custom Development, Inc. Announces 2020 Financial Results and

Raises Revenue Guidance to $80,000,000 for 2021

Gig Harbor, Washington – (GLOBENEWSWIRE) – March 26, 2021 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that 2020 gross revenues were $50,397,000 with a net loss of $3,532,800. Harbor further announced that it had raised its guidance for 2021 projected gross revenue from $70,000,000 announced on November 23, 2020 to $80,000,000.

“The past 12 months have been a transition period for Harbor Custom Homes. We operated at a net loss in 2020 as a result of higher than anticipated development costs, predominate use of mezzanine lender debt, and general overhead increases associated with our rapid growth. With the $36,359,000 in funds received from our IPO and follow-on offering, we reduced high interest rate debt and implemented the necessary infrastructure throughout our company to capitalize on the U.S. housing shortage and significant opportunity in our targeted metro markets of Seattle, Sacramento, and Austin. We look forward to further regional expansion in 2021 and anticipate a solid year for the company financially. We project year-over-year revenue growth from 2020 to 2021 of approximately 59% increasing from $50,397,000 to $80,000,000 and to reach profitability in the second quarter of 2021,” stated Sterling Griffin CEO of Harbor.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Washington State, California, and Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor has also acquired developed lots and plans to begin constructing homes in the Sacramento and Austin metro markets beginning in the second quarter of 2021. The Darkhorse Golf Course community, located approximately 50 miles northeast of Sacramento in Auburn, California, and the La Ventana and Bunker Ranch subdivisions located approximately 22 miles from Austin, in Driftwood and Dripping Springs, Texas, are Harbor’s newest locations. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance for the year ending December 31, 2020 and the year ending December 31, 2021, the calculation of certain of our key financial and operating metrics and expectations regarding sales of inventory, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concern our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between the projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974